Exhibit 99.1

CNX Resources Corporation to Acquire Remaining Public Stake in CNX Midstream Partners LP

•	Improves long-term financial stability of combined entity

•	Creates lowest cost Appalachia producer

•	Increases the cumulative free cash flow (FCF) for CNX

•	15% premium to the 30-day average exchange ratio

•	Transaction expected to close in Q4 2020

PITTSBURGH, PA (July 27, 2020) – CNX Resources Corporation (NYSE: CNX) (“CNX”) and CNX Midstream Partners LP (NYSE: CNXM) (“CNX Midstream” or the “Partnership”) today announced that they have entered into a definitive merger agreement pursuant to which CNX will acquire all of the outstanding common units of CNX Midstream that it does not already own in exchange for CNX common stock valued at approximately $357 million, based on the most recent closing price of CNX common stock.

Under the merger agreement, each outstanding common unit of CNX Midstream that CNX does not already own will be converted into 0.88 shares of CNX common stock, representing a 15% premium to the average exchange ratio during the 30 trading days ended July 24, 2020.

“We believe that this take-in transaction of CNX Midstream Partners is the optimal solution for all relevant stakeholders given the near- and long-term view of the MLP market,” commented Nicholas J. DeIuliis, president and CEO. “We expect the combined entity to be an even stronger company with a lower cost of capital and increased investable free cash flow.”

Don W. Rush, CFO, added, “Following the completion of the transaction, CNX is expected to be the lowest cost producer in the Appalachian Basin, with increased operational flexibility and basin leading operational metrics. Stockholders of CNX and unitholders of CNX Midstream are expected to benefit from a combination of synergies including improved equity trading liquidity, enhanced financial flexibility to optimize cash flows, and an improved credit profile.”

Additional Transaction Terms and Details

Pursuant to the terms of the merger agreement, CNX will acquire all of the approximately 42.1 million outstanding common units of CNX Midstream that it does not already own at a fixed exchange ratio of 0.88 shares of CNX common stock for each publicly held common unit of CNX Midstream. CNX Midstream common units will no longer be publicly traded after the transaction. In aggregate, CNX will issue approximately 37 million shares in connection with the proposed transaction, representing approximately 17 percent of the total shares outstanding of the pro forma combined entity.

Following completion of the transaction, all senior notes of CNX Midstream will remain outstanding and no additional payments will be made to CNX in connection with the elimination of the incentive distribution rights transaction from January of this year. The transaction terms were negotiated, reviewed and approved by the Conflicts Committee of the CNXM Board and approved by the CNXM Board. The CNX Midstream Conflicts Committee is composed of the independent members of the CNXM Board. The Board of Directors of CNX also approved the merger agreement.

Conditions to Closing

Subject to customary approvals and conditions, the transaction is expected to close in the fourth quarter of 2020. The transaction is subject to majority approval by CNX Midstream common unitholders and the effectiveness of a registration statement related to the issuance of the new CNX shares to CNX Midstream’s unitholders. Pursuant to a support agreement entered into in connection with the transaction, CNX has agreed to vote the CNXM common units that it owns in favor of the transaction. CNX currently owns approximately 53.1% of the outstanding common units.

Advisors

Citi is acting as exclusive financial advisor and Latham & Watkins LLP is acting as legal advisor to CNX. Intrepid Partners, LLC is acting as exclusive financial advisor and Baker Botts L.L.P. is acting as legal advisor to the Conflicts Committee of the CNXM Board.

Distribution Declaration

The Board of Directors of CNX Midstream GP LLC (the “CNXM Board”), which is the general partner of the Partnership, has declared a cash distribution of $0.50 per unit with respect to the second quarter of 2020. The distribution will be made on August 14, 2020 to unitholders of record as of the close of business on August 7, 2020. Pursuant to the merger agreement, CNX Midstream may not make any other distributions on the common units without the consent of CNX.

Video Presentation

CNX and the Partnership have pre-recorded a video presentation that thoroughly examines the transaction and its implications, which will be available at 6:45 a.m. Eastern Time on Monday, July 27. To access the video presentation please click here, or visit the “Investor Relations” page of CNX’s website at www.cnx.com, or on the ‘News and Events’ page of the CNX Midstream website at cnxmidstream.com. Any presentation materials will be available on each company’s website.

Conference Call Details

CNX and the Partnership will host a live webcast on July 27, 2020 to discuss the transaction. The call will begin at 9:00am Eastern Time followed by a live Q&A session with management.

To access the webcast, please visit the “Investor Relations” page of CNX’s website at www.cnx.com, or on the ‘News and Events’ page of the CNX Midstream website at cnxmidstream.com. Any presentation materials will be available on each company’s website.

Alternatively, the call and Q&A can be accessed as follows:

•	Dial-In: 1-855-656-0928 (domestic) or 1-412-902-4112 (international)

•	Reference: “CNX and CNX Midstream Call”

A replay of the call will be available on CNX’s website for approximately seven days.

Earnings Calls

As previously disclosed, CNX will hold its earnings call for the second quarter on Thursday, July 30.

Conference Call Information

CNX Resources (NYSE: CNX)

•	10:00 a.m. ET: Thursday, July 30

•	Dial-In: 855-656-0928 (domestic) 412-902-4112 (international)

•	Reference “CNX Resources Call”

•	Webcast: investors.cnx.com

In light of the transaction announcement, CNX Midstream has cancelled its previously announced earnings call scheduled for July 30.

About CNX Resources

CNX Resources Corporation (NYSE: CNX) is one of the largest independent natural gas exploration, development and production companies, with operations centered in the major shale formations of the Appalachian basin. CNX deploys an organic growth strategy focused on responsibly developing its resource base. As of December 31, 2019, CNX had 8.4 trillion cubic feet equivalent of proved natural gas reserves. CNX is a member of the Standard & Poor’s Midcap 400 Index. Additional information may be found at www.cnx.com.

About CNX Midstream Partners

CNX Midstream Partners LP (NYSE: CNXM) is a master limited partnership that owns, operates, develops and acquires gathering and other midstream energy assets to service natural gas production in the Appalachian Basin in Pennsylvania and West Virginia. CNXM’s assets include natural gas gathering pipelines and compression and dehydration facilities, as well as condensate gathering, collection, separation and stabilization facilities. More information is available on CNXM’s website www.cnxmidstream.com.

Cautionary Statements

Various statements in this release, including those that express a belief, expectation or intention, may be considered forward-looking statements (as defined in Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act) that involve risks and uncertainties that could cause actual results to differ materially from projected results. Without limiting the generality of the foregoing, forward-looking statements contained in this communication include statements relying on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside the control of CNX and CNX Midstream, which could cause actual results to differ materially from such statements. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. The forward-looking statements may include, but are not limited to, statements regarding the expected benefits of the proposed transaction to CNX and CNX Midstream and their stockholders and unitholders, respectively; the anticipated completion of the proposed transaction and the timing thereof; the expectation that CNX votes the CNXM common units that it owns in favor of the proposed transaction; and plans and objectives of management for future operations. When we use the words “believe,” “intend,” “expect,” “may,” “should,” “anticipate,” “could,” “estimate,” “plan,” “predict,” “project,” or their negatives, or other similar expressions, the statements which include those words are usually forward-looking statements. When we describe strategy that involves risks or uncertainties, we are making forward-looking statements.

While CNX and CNX Midstream believe that the assumptions concerning future events are reasonable, they caution that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of their businesses. Among the factors that could cause results to differ materially from those indicated by such forward-looking statements are: the failure to realize the anticipated costs savings, synergies and other benefits of the transaction; the possible diversion of management time on transaction-related issues; the risk that the requisite approvals to complete the transaction are not obtained; local, regional and national economic conditions and the impact they may have on CNX, CNX Midstream and their customers; the impact of outbreaks of communicable diseases such as the novel highly transmissible and pathogenic coronavirus (COVID-19) on business activity, CNX’s and CNXM’s operations and national and global economic conditions, generally; conditions in the oil and gas industry, including a sustained decrease in the level of supply or demand for oil or natural gas or a sustained decrease in the price of oil or natural gas; the financial condition of CNX’s or CNX Midstream’s customers; any non-performance by customers of their contractual obligations; changes in customer, employee or supplier relationships resulting from the transaction; changes in safety, health, environmental and other regulations; the results of any reviews, investigations or other proceedings by government authorities; and the performance of CNX Midstream.

The forward-looking statements in this press release speak only as of the date of this press release; we disclaim any obligation to update these statements. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. These risks, contingencies and uncertainties relate to, among other matters, the risks and uncertainties set forth in the “Risk Factors” section of CNX’s Annual Report on Form 10-K for the year ended December 31, 2019, and Quarterly Report on Form 10-Q for the three months ended March 31, 2020, each filed with the Securities and Exchange Commission, and any subsequent reports filed with the Securities and Exchange Commission.

No Offer or Solicitation

This release is for informational purposes only and shall not constitute an offer to sell or the solicitation of an offer to buy any securities pursuant to the transaction or otherwise, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Important Additional Information Regarding the Transaction Will Be Filed With the SEC

In connection with the proposed transaction, CNX will file a registration statement on Form S-4, including a consent statement/prospectus of CNX and CNX Midstream, with the SEC. INVESTORS AND SECURITY HOLDERS OF CNX AND CNX MIDSTREAM ARE ADVISED TO CAREFULLY READ THE REGISTRATION STATEMENT AND CONSENT STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION, THE PARTIES TO THE TRANSACTION AND THE RISKS ASSOCIATED WITH THE TRANSACTION. A consent statement/prospectus will be sent to security holders of CNX Midstream in connection with the solicitation of consents of CNX Midstream unitholders. Investors and security holders may obtain a free copy of the consent statement/prospectus (when available) and other relevant documents filed by CNX and CNX Midstream with the SEC from the SEC’s website at www.sec.gov. Security holders and other interested parties will also be able to obtain, without charge, a copy of the consent statement/prospectus and other relevant documents (when available) from www.cnx.com under the tab “Investor Relations” and then under the heading “SEC Filings.”

Participants in the Solicitation

CNX, CNX Midstream and their respective directors, executive officers and certain other members of management may be deemed to be participants in the solicitation of consents in respect of the transaction. Information about these persons is set forth in CNX’s proxy statement relating to its 2020 Annual Meeting of Stockholders, which was filed with the SEC on March 24, 2020, and CNX Midstream’s Annual Report on Form 10-K and Form 10-K/A for the year ended December 31, 2019, which were filed with the SEC on February 10, 2020 and April 27, 2020, respectively, and subsequent statements of changes in beneficial ownership on file with the SEC. Security holders and investors may obtain additional information regarding the interests of such persons, which may be different than those of the respective companies’ security holders generally, by reading the consent statement/prospectus and other relevant documents regarding the transaction, which will be filed with the SEC.

Contacts:

Investor:     Tyler Lewis, at (724) 485-3157

Media:        Brian Aiello, at (724) 485-3078